Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Valion Bio, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	457(o)		$	$15,000,000.00	0.0001381	$2,071.50
Fees to be Paid	Equity	Common Warrants	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock Underlying Common Warrants	(3)	457(o)			15,000,000.00	0.0001381	2,071.50
Fees to be Paid	Equity	Pre-Funded Warrants	(4)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock Underlying Pre- Funded Warrants	(5)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Equity	Placement Agents Warrants	(6)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock Underlying Placement Agent Warrants	(7)	457(o)		$	$990,000.00	0.0001381	$136.72

Total Offering Amounts:							$30,990,000.00		4,279.72
Total Fees Previously Paid:
Total Fee Offsets:									3,414.63
Net Fee Due:									$865.09

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Valion Bio, Inc. (formerly known as Tivic Health Systems, Inc.) (the “Company”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

The proposed maximum aggregate combined offering price of the Common Stock and Common Warrants is estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and will be reduced on a dollar-for-dollar basis based on the combined offering price of any Pre-Funded Warrants and Common Warrants issued in the offering, and the proposed maximum aggregate combined offering price of the Pre-Funded Warrants and Common Stock to be issued in the offering will be reduced on a dollar-for-dollar basis based on the combined offering price of any Common Stock and Common Warrants issued in the offering. Accordingly, the proposed maximum aggregate combined offering price of the Common Stock and Common Warrants and Pre-Funded Warrants and Common Warrants (including the common stock issuable upon exercise of the Pre-Funded warrants and Common Warrants), if any, is $15,000,000.
(2)	No fee required pursuant to Rule 457(g) under the Securities Act.
(3)	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

The proposed maximum aggregate combined offering price of the Common Stock and Common Warrant is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. Each Common Warrant will have an exercise price of 100% of the combined public offering price per share of common stock and Common Warrant, will become exercisable commencing on the date of issuance, and will expire five years from the date of issuance.
(4)	See Note 1. No fee required pursuant to Rule 457(g) under the Securities Act. The registrant may issue Pre-Funded Warrants to purchase Shares of Common Stock in the offering. The purchase price of each Pre-Funded Warrant will equal the combined public offering price per share of Common Stock and Common Warrant are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per share (subject to adjustment as provided for therein).
(5)	See Note 1. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(6)	No fee required pursuant to Rule 457(g) under the Securities Act.
(7)	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

The proposed maximum aggregate combined offering price of the Common Stock and Common Warrant is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to the placement agent the Placement Agent Warrants to purchase Shares of Common Stock representing up to 6% of the warrants issued to investors in the offering. The Placement Agent Warrants are exercisable at a per share exercise price equal to 110% of the combined public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Placement Agent Warrants is $990,000 which is equal to 110% of $900,000 (which is 6% of $15,000,000).

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Valion Bio, Inc.	(1)	S-1	333-268010	10/26/2022		$3,414.63	Equity	Common Stock, $0.0001 par value per share		$30,985,753.18	$
Fee Offset Claims	Valion Bio, Inc.	(2)	S-1	333-268010	10/26/2022		0.00	Equity	Common Stock Underlying Representatives Warrants		0.00
Fee Offset Sources	Valion Bio, Inc.	(3)	S-1	333-268010		10/26/2022							7,025.25

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	On October 26, 2022, the Registrant filed a Registration Statement on Form S-1 (File No. 333-268010) (the “2022 S-1”) with the Securities and Exchange Commission (the “SEC”), which registered an aggregate principal amount of $63,750,000 of the Registrant’s common stock and representative warrants to purchase common stock, to be offered by the Registrant; the fee amount paid in connection with the 2022 S-1 was $7,025.25, as calculated in accordance with Rule 457 of the Securities Act. On February 1, 2023, the Registrant filed a fourth amendment to the 2022 S-1, pursuant to which it registered only an aggregate amount of $6,109,375 in value of the Registrant’s securities that were sold (the “Final Offering”); the fee amount attributable to such sale of securities in the Final Offering was $673.26, as calculated in accordance with Rule 457 of the Securities Act. As a result, after the Final Offering, which has been completed as of the date hereof, the Registrant had $6,351.99 in unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended). The Registrant filed a new Registration Statement on Form S-1 with the SEC on March 29, 2024 (the “2024 S-1”), followed by a first amendment to the 2024 S-1 on May 8, 2024, for which it offset $3,661.66 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,690.33 in remaining unused fees available to be applied to future filings of the Registrant. The Registrant filed a new Registration Statement on Form S-1 with the SEC on May 9, 2025 (the “2025 S-1”), for which it offset $193.45 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,496.88 in remaining unused fees available to be applied to future filings of the Registrant. The Registrant filed a new Registration Statement on Form S-8 with the SEC on July 25, 2025 (the “2025 S-8”), for which it offset $318.49 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,178.39 in remaining unused fees available to be applied to future filings of the Registrant. On May 13, 2024, the Registrant completed the offering under the 2024 S-1, pursuant to which it sold only an aggregate amount of $13,391,277.20 in value of the Registrant’s securities that were originally registered in the 2024 S-1 (the “2024 Offering”); the fee amount attributable to such sale of securities in the 2024 Offering was $2,017.15, as calculated in accordance with Rule 457 of the Securities Act, resulting in an amount of $1,644.51 in unused filing fees attributed to the 2024 S-1. As a result, after the 2024 Offering, which has been completed as of the date hereof, the Registrant had $3,822.90 in unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended). The Registrant filed a new Registration Statement on Form S-1 with the SEC on April 13, 2026 (the “2026 S-1”), for which it offset $130.74 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registration in connection with its filing of the 2022 S-1 (as amended), resulting in $3,692.16 in remaining unused fees available to be applied to future filings of the Registrant. The Registrant filed a new Registration Statement on Form S-8 with the SEC on June 5, 2026 (the “2026 Plan S-8”), for which it offset $272.99 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registration in connection with its filing of the 2022 S-1 as amended, resulting in $3,419.17 in remaining unused fees available to be applied to future filings of the Registrant. The Registrant filed a new Registration Statement on Form S-8 with the SEC on June 5, 2026 (the “2026 Inducement S-8”), for which it offset $4.54 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registration in connection with its filing of the 2022 S-1 as amended, resulting in $3,414.63 in remaining unused fees available to be applied to future filings of the Registrant. In accordance with Rule 457(p) under the Securities Act, the registrant is using $3,414.63 of the aforementioned unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended) to offset the entirety of the filing fee payable in connection with this Registration Statement, and as a result of such offset, the Registrant will have $0 remaining in unused filing fees available to be applied to future filings of the Registrant.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	See Note 1.

Offset Note(s):

(3)	See Note 1.